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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                    --------------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                    --------------------------------------

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 8, 2004

                         Lehman Brothers Holdings Inc.
            (Exact name of registrant as specified in its charter)

         Delaware                         333-60474               13-3216325
(Jurisdiction of Incorporation)    (Commission File Number)     (IRS Employer
                                                                Identification
                                                                    Number)

                              745 Seventh Avenue
                              New York, NY 10019

             (Address of registrant's principal executive office)

                                (212) 526-7000

                        (Registrant's telephone number)

                                Not Applicable

         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 8.01.  OTHER EVENTS.

         As previously disclosed in the Prospectus Supplement dated October 4, 2004 of Lehman Brothers Holdings Inc. (the "Company") relating to the offering by the Company of its 6 1/4% Exchangeable Notes due 2007 (the "PIES") (which are mandatorily exchangeable for shares of common stock of General Mills, Inc.), the Company and an affiliate of the Company entered into a purchase agreement with General Mills which provided that such affiliate of the Company and General Mills Inc. will enter into a forward purchase contract under which General Mills will be obligated to deliver to such affiliate between 13,827,000 and 16,593,000 shares of General Mills common stock, subject to adjustment under certain circumstances. On October 7, 2004, the Company and General Mills agreed to amend and reduce certain adjustment provisions of the forward purchase contract and to provide that General Mills will deliver an additional 491,147 shares upon the settlement of the forward purchase contract. The offering of the PIES is expected to be consummated on October 8, 2004.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Lehman Brothers Holdings Inc.

                                         By: /s/ Barrett DiPaolo
                                             ------------------------
                                             Name:  Barrett DiPaolo
                                             Title: Vice President



Dated: October 8, 2004






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